                                                             EXHIBIT A

                                           To the AAL Variable Product Series Fund, Inc.

                                     Second Amended and Restated INVESTMENT ADVISORY AGREEMENT

                                                       dated January 1, 2002

1.      The Bond Index Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

2.      The High Yield Bond Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the average daily net assets.

3.      The Balanced Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

4.      The Large Company Index Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

5.      The International Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of  0.80 of 1% on the average daily net assets.

6.      The Small Cap Index Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund,
Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

7.      The Technology Stock Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of  0.75 of 1% on the average daily net assets.

8.      The Capital Growth Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets,
0.575 of 1% on the next $500 million of average daily net assets, 0.50 of 1% on the next $4 billion of average daily net assets and .45 of 1% on average daily net assets over $5 billion.

9.      The Small Cap Stock Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets and
0.65 of 1% on average daily net assets over $200 million.

10.     The Mid Cap Stock Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets,
0.65 of 1% on the next $800 million of average daily net assets and .60 of 1% on average daily net assets over $1 billion.

11.     The Mid Cap Index Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and
0.30 of 1% on average daily net assets over $250 million.

12.     The Small Cap Value Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of  0.80 of 1% on the average daily net assets.

13.     The Real Estate Securities Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of  0.80 of 1% on the average daily net assets.

14.     The Mortgage Securities Portfolio

        The management fee for this Portfolio, calculated in accordance with section 6 of The AAL Variable Product Series Fund, Inc.
Investment Advisory Agreement, shall be at the annual rate of  0.50 of 1% on the average daily net assets.